UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  June 17, 2005


                           INTEGRAL TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


               Nevada                   0-28353                 98-0163519
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  (State or other jurisdiction        (Commission             (IRS Employer
         of incorporation)            File Number)         Identification No.)


  805 W. Orchard Dr., Suite 7, Bellingham, WA   98225
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    (Address  of  principal  executive  offices)                 (Zip Code)


Registrant's  telephone  number,  including  area  code:  (360)  752-1982
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         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 20, 2005, Integral Technologies, Inc. (the "Company") entered into an agreement with The QuanStar Group LLC ("QuanStar"), engaging QuanStar as an advisor to render strategic and consulting services to the Company, primarily in connection with the expected high growth worldwide commercialization of the Company's proprietary ElectriPlast technology.

QuanStar, headquartered in New York, is a strategic, business management-support company that provides multilevel offerings to high-growth companies. Its services are provided through the personal and hands-on interaction of its senior partners, associates, and affiliate executives.

As outlined in the agreement, the scope of services to be provided to the Company by QuanStar may include: research of business channels, strategic and negotiation consultation, distributor/client support, governmental channels and research, manufacturing expansion, international licensees and distributors, client introductions, and exit planning.

The term of the agreement shall be one year. Unless terminated by either party at least thirty days prior to the end of the one year term, the agreement shall automatically be renewed for successive one year periods. The agreement may be terminated by either party without cause upon thirty days notice at any time after the first ninety days from the start date, or with cause immediately upon notice at any time, subject to a ten day cure period.

During the term of the agreement, the Company agreed to pay to QuanStar a monthly retainer of $15,000 and to reimburse QuanStar for all reasonable out-of-pocket expenses. The Company also agreed to issue to QuanStar 500,000 shares of restricted common stock of the Company. In addition the Company will pay to QuanStar a fee equal to 5% of the Net Revenue actually paid to the Company by new clients or other parties directly introduced by QuanStar. "Net Revenue" is defined to mean revenue actually received by the Company from third parties in respect of sales of the Company's products and/or services, license fees, or research grants, net of taxes payable by the Company with respect to such amounts and all direct costs incurred by the Company in generating such revenue.

A copy of the agreement with QuanStar is attached as an exhibit to this report and is incorporated by reference herein.


ITEM  3.02.  UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

Pursuant the agreement with QuanStar, which is described above under Item 1.01, the Company issued 500,000 shares of restricted common stock to QuanStar. The Company believes this transaction was exempt from registration under Section 4(2) and Section 4(6) of the Securities Act of 1933 and/or Rule 506 of Regulation D. The transaction did not involve a public offering, no sales commissions were paid, and a restrictive legend was placed on the certificate evidencing the shares.


ITEM  7.01.  REGULATION  FD.

On June 20, 2005, the Company issued a press release to announce the agreement with QuanStar, which is described above under Item 1.01. A copy of the press release is attached as an exhibit hereto.


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
ITEM 8.01.  OTHER EVENTS.

On June 17, 2005, the Company provided a Grant of Option to Thomas Aisenbrey, the Company's Chief Technical Officer. Pursuant to the Grant of Option, Mr. Aisebrey was granted an option to acquire 1,000,000 share of common stock of the Company at an exercise price of $.50 per share, exercisable in whole or in part at any time until June 30, 2010. The exercise price per share shall automatically be adjusted down to $.001 per share in the event of a "triggering event," which is defined as the termination of employment of Mr. Aisenbrey or a change in control of the Company. A change in control of the Company shall be deemed to have occurred if there is any sale, exchange or transfer of all or substantially all of the assets of the Company, or if there is any merger or share exchange involving the Company, which has the result of effecting a change in control of the business through a change in management and/or officers and directors of the Company.

The options and the underlying shares of common stock are subject to restrictions on transfer, as required by applicable federal and state securities laws.

A copy of the Grant of Option provided to Mr. Aisenbrey is attached as an exhibit to this report and is incorporated by reference herein.


ITEM  9.01.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

Exhibit   Description
-------   -----------

10.18 Grant of Option provided by the Company to Thomas Aisenbrey dated June 17, 2005. (Filed herewith.)

10.19 Agreement between the Company and The QuanStar Group, LLC dated June 20, 2005. (Filed herewith.)

99.02     Press  release  dated  June  20,  2005.  (Filed  herewith.)


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INTEGRAL TECHNOLOGIES, INC.


                                        By:  /s/ William A. Ince
                                           -------------------------------------
                                           William A. Ince, President


Date:  June 22, 2005


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
                                  EXHIBIT INDEX
                                  -------------


10.18 Grant of Option provided by the Company to Thomas Aisenbrey dated June 17, 2005. (Filed herewith.)

10.19 Agreement between the Company and The QuanStar Group, LLC dated June 20, 2005. (Filed herewith.)

99.02     Press  release  dated  June  20,  2005.  (Filed  herewith.)